Exhibit 99.2

Contact:
Haris Tajyar, Investor Relations International
818-382-9702
htajyar@irintl.com

Press Release

Insmed Announces Additional Information In Compliance With NASDAQ Rules

RICHMOND, Va. (March 16, 2007) Pursuant to NASDAQ Marketplace Rule 4350(b) (the “NASDAQ Rule”) any Company, whose securities are listed on one of the NASDAQ stock exchanges, that receives a going concern audit opinion in one of its filings with the Securities and Exchange Commission is required to disseminate this information to the public. In compliance with this NASDAQ Rule, Insmed Incorporated, today announced that it has received a going concern audit opinion for its financial statements dated as of December 31, 2006, and filed as part of its Annual Report on Form 10-K with the Securities and Exchange Commission. This going concern audit opinion was given because the Company’s ability to continue as a going concern is dependent upon its ability to raise capital through securities offerings, debt financing and partnership agreements to fund on-going operations.

About Insmed Incorporated

Insmed is a biopharmaceutical company focused on the development and commercialization of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com.

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding planned clinical trial design, our regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, the company may lack financial resources to complete development of product candidates, the FDA may interpret the results of our studies differently than we have, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.